EXHIBIT 10.31

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 20, 2003, by and between COMERICA BANK-CALIFORNIA (“Bank”) and SILICON IMAGE, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of September 27, 2002, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             The following defined term is hereby added to Section 1.1 of the Agreement to read as follows:

““Oracle Equipment Advance” has the meaning set forth in Section 2.1(b)(i).”

2.             The last sentence of Section 2.1(b)(i) of the Agreement is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, (i) no more than 20% of the Equipment Line may be used to finance software and other soft costs (except for a one-time Equipment Advance in an aggregate amount of up to Five Hundred Thousand Dollars ($500,000), which may be used by Borrower to finance software licensed from Oracle Corporation (the “Oracle Equipment Advance”), provided that Borrower provides documents and/or invoices to Bank, in form and substance acceptable to Bank, evidencing such software licenses from Oracle Corporation ), (ii) no Equipment Advance shall be in an amount of less than Two Hundred Fifty Thousand Dollars ($250,000), and (iii) Bank will finance equipment purchased up to 90 days prior to the Closing Date in the initial Equipment Advance.”

3.                                       Section 2.1(b)(ii) of the Agreement is hereby amended in its entirety to read as follows:

“(ii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a)(ii) (except for the Oracle Equipment Advance, which shall accrue interest at the rate specified in Section 2.3(a)(iv)), and shall be payable monthly on the last day of each month so long as any Equipment Advances are outstanding.  Any Equipment Advances (except the Oracle Equipment Advance) that are outstanding on April 1, 2003 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on April 1, 2003, and continuing on the first day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing under this Section 2.1(b) and any other amounts owing under this Agreement shall be immediately due and payable.  The Oracle Equipment Advance shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on March 1, 2003, and continuing on the first day of each month thereafter through February 1, 2005, at which time the remaining outstanding principal, plus all accrued interest, on account of the Oracle Equipment Advance shall be due and payable to Bank.  Equipment Advances, once repaid, may not be reborrowed.  Borrower may prepay any Equipment Advances without penalty or premium.”

4.                                       A new Section 2.3(a)(iv) is hereby added to the Agreement to read as follows:

“(iv) Oracle Equipment Advance.  Except as set forth in Section 2.3(b), the Oracle Equipment Advance shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to the three quarters of one percent (0.75%) above the Prime Rate.”

5.             The words “or change its legal name” are hereby added to Section 7.2 of the Agreement following the words “relocate its chief executive office or state of incorporation”.

6.             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           all reasonable Bank Expenses incurred through the date of this Amendment, including, but not limited to, reasonable attorneys’ fees incurred in connection with this Amendment; and

(c)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

9.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SILICON IMAGE, INC.

By:	/s/ Bob Gargus

Title:	CFO

COMERICA BANK-CALIFORNIA

By:	/s/ Guy Simpson

Title:	Vice President